UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

JAGUAR ANIMAL HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01                   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2017, Jaguar Animal Health, Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the bid price for the Company’s common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing under NASDAQ Listing Rule 5550(a)(2).

Under NASDAQ Listing Rule 5810(c)(3)(A), the Company has been granted a 180 calendar day grace period, or until November 13, 2017, to regain compliance with the minimum bid price requirement. The continued listing standard will be met if the Company evidences a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180 calendar day grace period. To qualify for additional time beyond November 13, 2017, the Company would be required, among other things, to meet the continued listing requirement for market value of publicly held shares as well as all other standards for initial listing on NASDAQ, with the exception of the minimum bid price requirement. If measured today, the Company would not qualify for an extension because it does not currently have stockholders’ equity of at least $5 million (or otherwise satisfy the alternative tests for market value of listed securities or net income from continuing operations). In the event the Company does not regain compliance with the $1.00 bid price requirement by November 13, 2017, eligibility for a second 180 day grace period would be determined based on the Company’s compliance with the above referenced criteria on November 13, 2017.

On April 20, 2017, the Company appeared before the NASDAQ Hearings Panel (the “Panel”), at which hearing the Company presented its plan to evidence compliance with the $2.5 million stockholders’ equity requirement for continued listing concurrent with the closing of the Company’s proposed merger with Napo Pharmaceuticals, Inc. (“Napo”). On April 27, 2017, the Company received formal notice that the Panel had determined to grant the Company’s request for continued listing on NASDAQ, subject to the Company’s completion of its proposed merger with Napo on or before July 31, 2017, and the Company’s compliance with the $2.5 million stockholders’ equity requirement as a result of the merger.

The Company is diligently working to evidence compliance with all applicable requirements for continued listing on NASDAQ; however, there can be no assurance that the Company will be able to regain compliance or that NASDAQ will grant the Company a further extension of time to regain compliance, if necessary. If the Company fails to regain compliance with the NASDAQ continued listing standards, its common stock will be subject to delisting from NASDAQ.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to the Company’s ability to complete the proposed merger with Napo on or before July 31, 2017 and the Company’s ability to regain compliance with NASDAQ’s continued listing standards.  The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, including the information discussed under the captions “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR ANIMAL HEALTH, INC.

	By:	/s/ Karen S. Wright
		Name:	Karen S. Wright
		Title:	Chief Financial Officer

Date: May 19, 2017

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